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Exhibit 99

221 East Hickory Street Mankato, Minnesota 56001
	Contact:	Thomas Langenfeld BlueFire Partners, Inc.
For Immediate Release		612-344-1038
David Christensen Chief Financial Officer 507-387-1713

HICKORYTECH REPORTS SECOND QUARTER 2003 RESULTS
Posts 39 Percent Increase in Net Income

        MANKATO, Minn., July 28, 2003—HickoryTech Corporation (Nasdaq:HTCO) today reported net income for the second quarter ended June 30, 2003, of $2.5 million, or 18 cents per diluted share, an increase of 39 percent from $1.8 million, or 13 cents per diluted share, for the same period in 2002. Revenues were $26.8 million in the second quarter of 2003, an increase of 5 percent from $25.5 million in the second quarter of 2002. Operating income was $5.7 million in the second quarter of 2003, an increase of 18 percent over the same period of 2002.

        "We are pleased to report HickoryTech's largest quarterly net income in over four years, apart from unique gains on sales of assets," said John E. Duffy, president and chief executive officer. "The results reflect a solid revenue increase led by our core Telecom business sector, coupled with reductions in operating and interest expense. We are bringing more efficiency and effectiveness to our business. HickoryTech is experiencing steady volumes in our wireline and wireless traffic. There has been good demand for our basic dedicated circuits, our customized network solutions, and our data services."

        The Telecom business sector, which represents 84.4 percent of the company's consolidated revenues, expanded its revenues by $1.2 million in the second quarter, up 5.8 percent from the same quarter of 2002. ILEC network access revenues contributed $416,000 or 5.2 percent more revenue in the second quarter of 2003 than in the same period of 2002. CLEC local service contributed $231,000 or 33.1 percent more revenue in the second quarter of 2003 than the second quarter of 2002. Data networking for schools and libraries (known as project Socrates) and other data services provided a combined $700,000 increase in revenues from the Communications Services line of business in the second quarter of 2003 over the same quarter last year.

        ILEC access lines decreased 1,618 or 2.5 percent over the past 12 months to 62,367. Offsetting this, ILEC DSL growth of 2,147 lines provided a 146.3 percent increase in this service. CLEC overbuild lines increased by 2,190, or 32 percent. In addition, CLEC DSL lines increased by 769, or 58.8 percent. Total ILEC and CLEC lines increased by 489 to 76,903, and total DSL lines increased by 2,916 or 105.1 percent to 5,691 from a year ago.

        "Broadband deployment is our strategic focus," Duffy noted. "We have more than doubled our Digital Subscriber Lines (DSL) in service from one year ago and we still have opportunities to grow."

        During the second quarter, HickoryTech Enterprise Solutions successfully completed the final installation of the telephone systems at Best Buy's new corporate headquarters in Richfield, Minn., and

St. Cloud State University. Enterprise Solutions Sector, the company's equipment sales and service business, continues to lag expectations driven by a less than favorable economy.

        HickoryTech also transitioned to a new roaming revenue arrangement with a large nationwide wireless carrier. This agreement was initiated in June, and will be fully integrated in the third quarter of 2003.

        Overall operating expenses, excluding depreciation and amortization, declined 1.9 percent to $14 million for the second quarter of 2003, based on service improvement in the CLEC line of business, and general operating improvement actions. Interest expense declined 20.3 percent to $1,480,000 for the second quarter. The company reduced debt by another $3 million during the quarter, to $146 million at the end of June. Company debt levels have been reduced by $13 million in total since the beginning of the year. At the end of the second quarter, HickoryTech also locked in interest rates to minimize its exposure to future increases in interest rates.

        "With the 8 percent reduction in our debt in 2003 and our action of locking in interest rates on 68 percent of our debt, we have significantly reduced the company's exposure to financing costs for the future," Duffy said.

        Earnings before interest, taxes, depreciation and amortization (EBITDA) were $10.3 million in the second quarter of this year, an increase of 12.1 percent from the second quarter last year. EBITDA represents a non-GAAP financial measure. The Company believes that EBITDA is a useful supplement to operating income and other statements of operations data in understanding HickoryTech's ability to service and/or incur indebtedness and is useful in measuring the performance and relative value of HickoryTech's business. The financial tables in this release include a reconciliation of EBITDA, a non-GAAP financial measure, with the appropriate GAAP measure.

        Further discussion of the first quarter results, as well as additional guidance regarding management's outlook, will be given during the company's quarterly conference call and Webcast with investors at 8:00 a.m. Central Daylight Time on Tuesday, July 29, 2003. Investors can access the Webcast through a link on HickoryTech's homepage at www.hickorytech.com or through www.CCBN.com.

About HickoryTech

        HickoryTech Corporation is a diversified communications company headquartered in Mankato, Minn., with nearly 500 employees and operations in Minnesota and Iowa. HickoryTech is in its 106th year of operation with its roots in the local telephone exchange business. From this base, it has expanded into wireless communications, competitive local service, long distance, Internet, information solutions and enterprise solutions. To learn more about HickoryTech Corporation, visit the company's Web page at www.HickoryTech.com.

        Certain statements included in this press release that are not historical facts are "forward-looking statements." Such forward-looking statements are based on current expectations, estimates and projections about the industry in which HickoryTech operates and management's beliefs and assumptions. The forward-looking statements are subject to uncertainties. These statements are not guarantees of future performance and involve certain risks, uncertainties and probabilities. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they were made. Except as required by federal securities laws, HickoryTech undertakes no obligation to update any of its forward-looking statements for any reason.

—more—

Statement of Operations

	For Three Months Ended June 30		For Six Months Ended June 30
(Dollars in Thousands)	2003	2002	2003	2002
Revenues:
Telecom Sector	$22,648	$21,405	$44,609	$42,122
Information Solutions Sector	809	1,049	1,907	2,083
Enterprise Solutions Sector	3,383	3,037	7,294	6,398

Total Revenues	26,840	25,491	53,810	50,603
Costs and Expenses:
Cost of Goods Sold, Enterprise Solutions	2,550	2,033	5,069	4,217
Operating Expenses, excluding Depr. and Amort.	14,013	14,290	28,449	27,576
Depreciation	4,364	3,931	8,526	7,744
Amortization of Intangibles	199	380	525	741

Total Costs and Expenses	21,126	20,634	42,569	40,278

Operating Income	5,714	4,857	11,241	10,325
Equity in Net Income (Loss) of Investees	(2)	21	(5)	2
Gain on Sale of Assets	2	—	2	—
Interest and Other Income	13	29	23	72
Interest Expense	(1,480)	(1,858)	(3,045)	(3,814)

Income Before Income Taxes	4,247	3,049	8,216	6,585
Income Taxes	1,737	1,247	3,359	2,693

Net Income	$2,510	$1,802	$4,857	$3,892

Reconciliation to EBITDA:
Operating Income	$5,714	$4,857	$11,241	$10,325
Depreciation and Amortization	4,563	4,311	9,051	8,485

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)	$10,277	$9,168	$20,292	$18,810

(Not in thousands)
WEIGHTED AVERAGE # OF SHARES (BASIC)	13,950,824	14,006,421	13,972,141	13,983,691
EARNINGS PER SHARE (BASIC)	$0.18	$0.13	$0.35	$0.28
DIVIDENDS PER SHARE	$0.11	$0.11	$0.22	$0.22
WEIGHTED AVERAGE # OF SHARES (DILUTIVE)	13,981,293	14,095,849	13,986,315	14,077,880
EARNINGS PER SHARE (DILUTIVE)	$0.18	$0.13	$0.35	$0.28

(1)
EBITDA represents a non-GAAP financial measure. HickoryTech defines EBITDA as operating income excluding depreciation and amortization expense. EBITDA, which is not a measure of financial performance or liquidity under generally accepted accounting principles, is provided because management believes that EBITDA is a useful supplement to operating income and other statements of operations data in understanding HickoryTech's ability to service and/or incur indebtedness and is useful in measuring the performance and relative value of HickoryTech's business. Because of the variety of methods used by companies and analysts to calculate EBITDA, and the fact that EBITDA calculations may not accurately measure a company's profitability or its ability to meet debt service requirements, caution should be used in relying on any EBITDA presentation. EBITDA should not be considered as an indicator of operating performance or whether cash flows will be sufficient to fund cash needs.

HICKORY TECH CORPORATION
June 30, 2003
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In Thousands Except Share and Per Share Amounts)	6/30/2003	12/31/2002
ASSETS
CURRENT ASSETS:
Cash and Cash Equivalents	$1,144	$1,874
Receivables, Net of Allowance for Doubtful Accounts of $1,382 and $1,358	11,242	11,056
Income Taxes Receivable	13	3,222
Costs in Excess of Billings on Contracts	1,874	2,107
Inventories	5,262	5,059
Deferred Income Taxes	951	951
Other	2,310	2,840

TOTAL CURRENT ASSETS	22,796	27,109
INVESTMENTS	6,741	10,517
PROPERTY, PLANT AND EQUIPMENT	251,740	247,375
Less ACCUMULATED DEPRECIATION	119,479	111,101

PROPERTY, PLANT AND EQUIPMENT, NET	132,261	136,274
OTHER ASSETS:
Goodwill	25,086	25,086
Intangible Assets, Net	34,583	34,669
Financial Derivative Instrument	985	—
Deferred Costs and Other	5,281	6,556

TOTAL OTHER ASSETS	65,935	66,311

TOTAL ASSETS	$227,733	$240,211

LIABILITIES & SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts Payable	$2,640	$4,543
Accrued Expenses	3,301	3,719
Accrued Interest	67	512
Billings in Excess of Costs on Contracts	159	80
Advanced Billings and Deposits	3,855	3,741
Current Maturities of Long-Term Obligations	1,426	1,441

TOTAL CURRENT LIABILITIES	11,448	14,036
LONG-TERM OBLIGATIONS, Net of Current Maturities	144,687	157,599
DEFERRED INCOME TAXES	4,377	4,377
DEFERRED REVENUE AND BENEFITS	5,664	5,604

TOTAL LIABILITIES	166,176	181,616
COMMITMENTS AND CONTINGENCIES	—	—
SHAREHOLDERS' EQUITY:
Common Stock, no par value, $.10 stated value Shares authorized: 100,000,000 Shares outstanding: 13,975,561 in 2003 and 13,983,929 in 2002	1,397	1,398
Additional Paid-In Capital	8,566	7,885
Retained Earnings	50,609	49,312
Accumulated Other Comprehensive Income	985	—

TOTAL SHAREHOLDERS' EQUITY	61,557	58,595

TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$227,733	$240,211

Telecom Sector Recap

	For Three Months Ended June 30		For Six Months Ended June 30
(Dollars in Thousands)	2003	2002	2003	2002
ILEC
Revenues
Local Access	$3,770	3,757	$7,569	$7,559
Network Access	8,407	7,991	16,731	16,058
Intersegment	68	69	137	137
Other	2,128	2,331	4,390	4,658

Total Revenues	14,373	14,148	28,827	28,412
Key Metrics
Access Lines	62,367	63,985
DSL Customers	3,615	1,468
Communications Services
Revenues
Long Distance	$1,001	$987	$2,029	$1,900
Local Service	928	697	1,836	1,396
Internet	950	883	1,891	1,730
Other	1,496	796	2,802	1,456

Total Revenues	4,375	3,363	8,558	6,482
Key Metrics
Access Lines
Overbuild	9,036	6,846
Unbundled Network Element (UNE)	1,338	1,217
Total Service Resale (TSR)	4,162	4,366

Total	14,536	12,429
Long Distance Customers	35,667	26,723
Internet Customers	15,307	13,643
DSL Customers	2,076	1,307
Wireless
Revenues
Service	$2,754	$2,500	$5,201	$4,834
Home Roaming	263	280	437	474
Roaming	951	1,183	1,723	2,057

Total Revenues	3,968	3,963	7,361	7,365
Key Metrics
Customers	25,961	25,806
Churn %	2.95%	1.97%

Total Telecom Sector
Revenues	$22,716	$21,474	$44,746	$42,259
Operating Expenses, excluding Depr. and Amort.	11,509	11,808	23,250	22,545
Depreciation and Amortization	3,908	3,669	7,753	7,207

Operating Income	$7,299	$5,997	$13,743	$12,507

Net Income	$4,312	$3,541	$8,085	$7,354

Reconciliation to EBITDA:
Operating Income	$7,299	$5,997	$13,743	$12,507
Depreciation and Amortization	3,908	3,669	7,753	7,207

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)	$11,207	$9,666	$21,496	$19,714

Other
Capital Expenditures	$2,602	$5,136	$3,974	$7,923
Customers	153,838	142,586
DSL Customers	5,691	2,775

(1)
EBITDA represents a non-GAAP financial measure. HickoryTech defines EBITDA as operating income excluding depreciation and amortization expense. EBITDA, which is not a measure of financial performance or liquidity under generally accepted accounting principles, is provided because management believes that EBITDA is a useful supplement to operating income and other statements of operations data in understanding HickoryTech's ability to service and/or incur indebtedness and is useful in measuring the performance and relative value of HickoryTech's business. Because of the variety of methods used by companies and analysts to calculate EBITDA, and the fact that EBITDA calculations may not accurately measure a company's profitability or its ability to meet debt service requirements, caution should be used in relying on any EBITDA presentation. EBITDA should not be considered as an indicator of operating performance or whether cash flows will be sufficient to fund cash needs.

QuickLinks

HICKORYTECH REPORTS SECOND QUARTER 2003 RESULTS Posts 39 Percent Increase in Net Income
Statement of Operations
HICKORY TECH CORPORATION June 30, 2003 CONSOLIDATED BALANCE SHEETS (UNAUDITED)
Telecom Sector Recap